UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

SOUNDBITE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33790	04-3520763
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Crosby Drive Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 897-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Investors and others should note that we announce material financial information using our company website (www.SoundBite.com), our investor relations website (ir.SoundBite.com), Securities and Exchange Commission filings, press releases, public conference calls and webcasts. Information about us, our business, and our results of operations may also be announced by posts on the following social media channels:

•	our blog (www.SoundBite.com/blog);

•	our Facebook page (www.facebook.com/soundbitecomm);

•	our Google+ account (www.plus.google.com/107090973878392740935#107090973878392740935);

•	our LinkedIn account (www.linkedin.com/companies/SoundBite-Communications);

•	our Twitter feed (www.twitter.com/SoundBiteComm); and

•	our YouTube feed (www.youtube.com/user/SoundBiteComm).

The information that we post on these social media channels could be deemed to be material information. As a result, we encourage investors, the media, and others interested in SoundBite to review the information that we post on these social media channels. These channels may be updated from time to time on our investor relations website.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUNDBITE COMMUNICATIONS, INC.

Date: May 16, 2013	By:	/s/ Robert C. Leahy
Robert C. Leahy Chief Operating Officer and Chief Financial Officer